Exhibit (a)(2)

                  Report of Independent Auditors on Schedules

The Board of Directors
Woodmen of the World Life
 Insurance Society and/or Omaha
 Woodmen Life Insurance Society

We have audited the statutory-basis financial statements of Woodmen of the World Life Insurance Society and/or Omaha Woodmen Life Insurance Society (the Society) as of December 31, 2002, and for the year then ended, and have issued our report thereon dated April 2, 2003 (included elsewhere in this Registration Statement). Our audit also included the financial statement schedules as of December 31, 2002 and for the year then ended, listed in the Exhibit Index of this Registration Statement. These schedules are the responsibility of the Society's management. Our responsibility is to express an opinion based on our audit.

In our opinion, the financial statement schedules as of and for the year ended December 31, 2002 referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                   /s/Ernst & Young LLP

Des Moines, Iowa
April 2, 2003

                      Schedule I - Summary of Investments
                   Other Than Investments in Related Parties

                            As of December 31, 2002

                                                                                    AMOUNT AT WHICH
                                                                                      SHOWN IN THE
                                                                                      STATEMENT OF
TYPE OF INVESTMENT                                         COST         VALUE      FINANCIAL POSITION
------------------                                         ----         -----      ------------------
                                                                   (In Thousands)
Bonds:
 U.S. Treasury securities and obligations of U.S.
  government corporations and agencies                 $   90,794     $   99,750       $   90,794
 States, municipalities, and political subdivisions        19,439         19,439           19,439
 Foreign governments                                          200            198              200
 Public utilities                                         652,175        682,277          652,175
 All other corporate bonds                              2,560,885      2,689,147        2,560,885
Mortgage-backed and other asset-backed securities         778,821        795,386          778,821
                                                       ----------     ----------       ----------
Total bonds                                             4,102,314      4,286,197        4,102,314

Equity securities - common stocks:
 Public utilities                                          10,453         14,296           14,296
 Banks, trust, and insurance companies                        449          4,318            4,318
 Industrial, miscellaneous, and all other                  84,814        109,421          109,421
                                                       ----------     ----------       ----------
Total equity securities                                    95,716        128,035          128,035

Mortgage loans                                          1,123,356                       1,123,356
Real estate                                               114,775                         114,775
Certificate loans                                         157,334                         157,334
Other invested assets                                     136,160                         136,160
                                                       ----------                      ----------
Total investments                                      $5,729,655                      $5,761,974
                                                       ----------                      ----------
                                                       ----------                      ----------

See accompanying report of independent auditors.

               Schedule III - Supplementary Insurance Information

 As of December 31, 2002, 2001, and 2000, and for Each of the Years Then Ended

                                       FUTURE        CONTRACTHOLDER
                                       POLICY           AND OTHER
                                      BENEFITS      CERTIFICATEHOLDER
                                     AND CLAIMS           FUNDS
                                     ----------     -----------------
                                             (In Thousands)
2002
Life and health insurance            $4,949,520          $133,494

2001
Life and health insurance             4,535,367           135,096

2000
Life and health insurance             4,339,490           139,479

 As of December 31, 2002, 2001, and 2000, and for Each of the Years Then Ended

                                                                   BENEFITS,
                                   PREMIUMS            NET        CLAIMS, AND         OTHER
                                   AND OTHER       INVESTMENT      SETTLEMENT       OPERATING
                                CONSIDERATIONS   INCOME (1)<F6>     EXPENSES    EXPENSES (1)<F6>
                                --------------   --------------   -----------   ----------------
                                                     (In Thousands)
2002
Life and health insurance          $721,598        $357,028         $747,571       $171,473

2001
Life and health insurance           530,678         335,959          548,348        150,883

2000
Life and health insurance           497,985         327,567          511,404        140,589

(1)<F6> Allocations of net investment income and certain operating expenses are based on a number of assumptions and estimates, and reported operating results would change if different methods were applied.

See accompanying report of independent auditors.

                           Schedule IV - Reinsurance

 As of December 31, 2002, 2001, and 2000, and for Each of the Years Then Ended

                                                                 CEDED TO
                                                    GROSS         OTHER          NET
                                                   AMOUNT       COMPANIES       AMOUNT
                                                   ------       ---------       ------
                                                            (In Thousands)
2002
Life insurance in force                         $32,377,687    $3,297,643    $29,080,044
                                                -----------    ----------    -----------
                                                -----------    ----------    -----------

Premiums:
 Life insurance                                 $   713,572    $    6,379    $   707,193
 Supplemental contracts involving life                7,711             -          7,711
  contingencies
 Supplemental contracts not involving life                -             -              -
  contingencies
 Accident and health insurance                        7,398           704          6,694
                                                -----------    ----------    -----------
Total                                           $   728,681    $    7,083    $   721,598
                                                -----------    ----------    -----------
                                                -----------    ----------    -----------

2001
Life insurance in force                         $31,906,535    $2,822,940    $29,083,595
                                                -----------    ----------    -----------
                                                -----------    ----------    -----------

Premiums:
 Life insurance                                 $   521,277    $    5,447    $   515,830
 Supplemental contracts involving life                9,135             -          9,135
  contingencies
 Supplemental contracts not involving life                -             -              -
  contingencies
 Accident and health insurance                        6,479           766          5,713
                                                -----------    ----------    -----------
Total                                           $   536,891    $    6,213    $   530,678
                                                -----------    ----------    -----------
                                                -----------    ----------    -----------

2000
Life insurance in force                         $31,327,816    $2,129,621    $29,198,195
                                                -----------    ----------    -----------
                                                -----------    ----------    -----------

Premiums:
 Life insurance                                 $   488,305    $    4,597    $   483,708
 Supplemental contracts involving life                9,212             -          9,212
  contingencies
 Supplemental contracts not  involving life               -             -              -
  contingencies
 Accident and health insurance                        5,902           837          5,065
                                                -----------    ----------    -----------
Total                                           $   503,419    $    5,434    $   497,985
                                                -----------    ----------    -----------
                                                -----------    ----------    -----------

See accompanying report of independent auditors.